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                                                                    EXHIBIT 23.4


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-34595 of Let's Talk Cellular & Wireless, Inc. (formerly Let's Talk Cellular of America, Inc.) on Form S-1 of our report dated October 31, 1995, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


Miami, Florida
October 3, 1997


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The consolidated financial statements reflect the 3.289 for one split of the
Company's outstanding common stock which is to be effected immediately prior to the effective date of the offering contemplated by this Prospectus. Our consent is in the form which will be furnished by Deloitte & Touche LLP upon completion of such stock split, which is described in Note 18 to the consolidated financial statements and assuming that from October 31, 1995 to the date of such stock split, no other events shall have occurred that would affect the accompanying consolidated financial statements and notes thereto.


/s/ DELOITTE & TOUCHE LLP


Miami, Florida
October 3, 1997